SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES AND EXCHANGE ACT of 1934

May 26, 2004
Date of Report
(Date of earliest event reported)

G REIT, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-50261	52-2362509

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Pacific Place — Dallas, Texas

On May 26, 2004, G REIT, Inc. through its wholly-owned subsidiary, GREIT— Pacific Place LP, a Texas limited partnership, purchased Pacific Place located in Dallas, Texas from an unaffiliated third party. The purchase price for the property was $29,900,000 in cash. We paid an acquisition fee to Triple Net Properties Realty, Inc. (“Realty”), an affiliate of our advisor, of $897,000, or 3.0% of the purchase price.

Pacific Place is a 324,153 square foot, 20-story, Class A office building built in 1982. The property is located in the downtown Dallas central business district.

Pacific Place is 100% leased to five tenants with 99% leased by the Federal Deposit Insurance Corporation. No leases expire during the next 12 months.

We do not anticipate making any significant repairs or improvements to Pacific Place over the next few years. A Phase I environmental assessment completed in connection with the purchase of Pacific Place found no hazardous conditions. For federal income tax purposes, Pacific Place’s depreciable basis is approximately $25,400,000.

We have retained Realty to manage Pacific Place for a property management fee equal to 5% of the gross income of the property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Financial Statements

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

Exhibits
10.01	Contract of Sale dated as of March 1, 2004 by and between 1910 PP Limited Partnership and Triple Net Properties, LLC.

10.02	First Amendment and Reinstatement to Contract of Sale dated as of May 18, 2004 by and between 1910 PP Limited Partnership and Triple Net Properties, LLC.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, INC.
Date: June 3, 2004	By:	/s/ ANTHONY W. THOMPSON
Anthony W. Thompson
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.01	Contract of Sale dated as of March 1, 2004 by and between 1910 PP Limited Partnership and Triple Net Properties, LLC.

10.02	First Amendment and Reinstatement to Contract of Sale dated as of May 18, 2004 by and between 1910 PP Limited Partnership and Triple Net Properties, LLC.

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